Exhibit 99.1

Fitbit Reports $571 Million Q4’18 Revenue and $1.51 Billion FY’18 Revenue
Grew Active Users 9% to 27.6 Million, Grew Device Shipments in Q4’18

SAN FRANCISCO - February 27, 2019 - Fitbit, Inc. (NYSE:FIT), today reported revenue of $571 million, GAAP net income per share of $0.06, non-GAAP net income per share of $0.14, GAAP net income of $15 million, non-GAAP net income of $36 million, cash flow from operations of $108 million and free cash flow of $96 million for its fourth quarter of 2018.

For the full year 2018, Fitbit reported revenue of $1.51 billion, GAAP net loss per share of $(0.76), non-GAAP net loss per share of $(0.20), GAAP net loss of $(186) million, non-GAAP net loss of $(49) million, cash flow from operations of $113 million and free cash flow of $60 million. Excluding a tax refund payment, free cash flow was ($12) million.

“I’m proud of our performance this year - our results demonstrate that our strategy is the right one, placing us on a path back to growth and profitability. We grew our active users 9% to 27.6 million, became the #2 player in the smartwatch category in the U.S., and grew the number of devices sold in the fourth quarter,” said James Park, co-founder and CEO. “In 2019 we’re committed to offering more affordable devices with engaging health and fitness features, making the health benefits of being on Fitbit even more accessible. As a result, we are forecasting active users, devices sold, and revenue to grow in 2019.  We expect our Fitbit Health Solutions revenue growth to accelerate to approximately $100 million and to grow non-device consumer revenue.”

Fourth Quarter and Full Year 2018 Financial Summary

	For the Three Months Ended		For the Twelve Months Ended
In millions, except percentages and per share amounts	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP Results
Revenue	$571.2	$570.8	$1,512.0	$1,615.5
Gross Margin	38.0%	43.6%	39.9%	42.8%
Net Income (Loss)	$15.4	$(45.5)	$(185.8)	$(277.2)
Net Income (Loss) Per Share	$0.06	$(0.19)	$(0.76)	$(1.19)
Non-GAAP Results
Gross Margin	38.7%	44.2%	40.9%	43.4%
Net Income (Loss)	$36.3	$(4.7)	$48.8	$(61.1)
Net Income (Loss) Per Share	$0.14	$(0.02)	$(0.20)	$(0.26)
Adjusted EBITDA	$49.6	$22.5	$(31.4)	$(52.2)
Devices Sold	5.6	5.4	13.9	15.3

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2018 Financial Highlights

•
Sold 5.6 million wearable devices, up 3% year-over-year. Average selling price decreased 2% year-over-year to $100 per device, driven by adding Fitbit Charge 3TM, our most intelligent tracker, to our device mix.

•
APAC grew 26% to $49 million, U.S revenue decreased 1% to $328 million, EMEA revenue decreased 4% to $150 million, and Americas excluding U.S. revenue decreased 5% to $45 million, all year-over-year respectively. International revenue was $243 million, representing 43% of total revenue.

•	New devices Fitbit VersaTM, Fitbit AceTM and Fitbit Charge 3 represented 79% of revenue.

•	GAAP gross margin was 38.0%, and non-GAAP gross margin was 38.7%. Gross margin declined year-over- year driven by the mix shift towards smartwatches.

•	GAAP operating expenses represented 36% of revenue, and non-GAAP operating expenses represented 32% of revenue.

Full Year 2018 Financial Highlights

•	Sold 13.9 million wearable devices, down 9% year-over-year. Average selling price increased 4% year-over-year to $105 per device, driven by our device mix.

•	38% of all activations came from repeat customers; of repeat customers, 52% came from customers who were inactive during a prior period.

•
APAC revenue grew 27% to $146 million. U.S. revenue decreased 7% to $881 million, EMEA revenue decreased 13% to $384 million, and Americas excluding U.S. revenue decreased 13% to $101 million, all on a year-over-year basis respectively.

•	U.S. comprised 58% of revenue; EMEA 25%, APAC 10%, and Americas, excluding U.S. comprised 7% of revenue. International revenue was $631 million, or 42% of revenue, down 6%, year-over-year.

•	Revenue from Fitbit.com was $155 million, representing 10% of revenue.

•	New devices Fitbit Versa, Fitbit Ace and Fitbit Charge 3 represented 57% of revenue.

•	GAAP gross margin was 39.9% and non-GAAP gross margin was 40.9%. Non-GAAP gross margin declined 250 basis points year-over-year driven by the device mix shift towards smartwatches.

•	GAAP operating expenses declined 11% and non-GAAP operating expense declined 12%, each year-over-year, respectively.

•	Cash, cash equivalents, and marketable securities totaled $723 million as of December 31, 2018, compared with $679 million as of December 31, 2017.

Full Year 2018 Operational Highlights

•
Active users grew 9% to 27.6 million from 25.4 million as of December 31, 2017, driven by our continued innovation and investments in hardware and software, bringing new users to our community and engaging existing users.

•	Smartwatch revenue grew to 44% of revenue, up from 8% in 2017. Became the #2 selling smartwatch company in the U.S.

•	Headcount totaled 1,694 employees as of December 31, 2018, with 56% of employees in research and development.

•
The Fitbit Health Solutions business grew 8% in 2018. Fitbit extended its reach with employers, acquired Twine Health (Fitbit Care), and expanded our relationship with payors and health systems. Fitbit became a key Medicare Advantage partner in 27 states with a top payer. Fitbit Care was chosen as the preferred coaching solution for Humana’s employer group segment.

First Quarter 2019 Guidance

•	We expect an increase in devices sold and a decline in average selling price. We expect revenue to increase 1% to 8% year-over-year, in the range of $250 million to $268 million.

•	Non-GAAP gross margin to be approximately 34% to 35%.

•	Non-GAAP basic net loss per share in the range of ($0.24) to ($0.22).

•	Capital expenditures as a percentage of revenue of approximately 3%.

•	Adjusted EBITDA to be in the range of a loss of ($72) million to a loss of ($64) million.

•	Effective non-GAAP tax rate of approximately 25%.

•	Stock-based compensation expense of approximately $24 million and basic share count of approximately 254 million.

Full Year 2019 Guidance

•
We expect devices sold to increase in 2019, but average selling price to decline, driven by our intention to increase accessibility to our platform and grow our community of active users. We expect revenue to grow 1% to 4% year-over-year, in the range of $1.52 billion to $1.58 billion.

•
We expect a lower warranty benefit and the mix shift towards smartwatches to put downward pressure on gross margin, partially offset by improved efficiencies. We expect non-GAAP gross margin to trend higher from the first quarter towards 40% for the full year, driven by improving device gross margin and a small benefit from the growth of non-device consumer revenue in the back half of the year.

•	We expect to continue to drive operating leverage into the business and are targeting operating expenses in the range of $660 million to $690 million.

•	Capital expenditures as a percentage of revenue of approximately 3%.

•	We expect adjusted EBITDA to be in the range of ($30) million to breakeven.

•
With the year-over-year change in working capital less of a benefit in 2019 versus 2018, we expect free cash flow to be less than adjusted EBITDA in the range of approximately ($40) million to ($70) million.

•	Effective non-GAAP tax rate of approximately 30%. We expect effective non-GAAP tax rate to be volatile driven by geographic mix of revenue, tax credits, and our shift to profitability.

•	Stock-based compensation expense of approximately $90 million and basic/diluted share count of approximately 260/276 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (800) 458-4121 or (929) 477-0324, access code 3270591. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the first quarter of 2019 and full year 2019; growth of the global wearables market; expected growth in active users; expected device mix; future opportunities in health coaching and wellness solutions, including the expected growth of our Fitbit Health Solutions business; growth in non-device consumer revenue; and trends in device sales, revenue, average selling price, operating expenses, capital expenditures, free cash flow, gross margins, non-GAAP gross margins, non-GAAP net (loss) income per share, stock-based compensation expense, adjusted EBITDA, effective non-GAAP tax rate and basic/diluted share count. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for trackers and wearable devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; the impact of changes in tax law; the impact of tariffs; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2017, and our most recently filed Quarterly Report on Form 10-Q. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2018. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information

Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP income (loss) before income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, free cash flow, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, adjusted EBITDA, and effective non-GAAP tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, impairment of equity investment, interest income, net, and the related income tax effects of the aforementioned exclusions, that may be recurring and will be reflected in our financial results for the foreseeable future. Our adjustments to our non-GAAP financial measures previously included the exclusion of litigation expense related to matters with Aliphcom, Inc. d/b/a Jawbone. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	A non-recurring impairment charge of $6 million to reflect the write-down of an equity investment.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net income (loss).

•
We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Alta HR™, Fitbit Alta®, Fitbit Ace™, Fitbit Flex 2®, and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ smartwatches, Fitbit Flyer™ wireless headphones and Fitbit Aria 2™Wi-Fi Smart Scale. Fitbit products are carried in over 39,000 retail stores and in 87 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenue	$571,199	$570,756	$1,511,983	$1,615,519
Cost of revenue	354,272	322,159	908,404	924,618
Gross profit	216,927	248,597	603,579	690,901
Operating expenses:
Research and development	75,946	90,541	332,169	343,012
Sales and marketing	104,518	145,600	344,091	415,042
General and administrative	25,516	31,119	116,627	133,934
Total operating expenses	205,980	267,260	792,887	891,988
Operating income (loss)	10,947	(18,663)	(189,308)	(201,087)
Interest income, net	2,209	1,197	7,808	3,647
Other income (expense), net	(276)	2,661	(2,642)	2,796
Income (loss) before income taxes	12,880	(14,805)	(184,142)	(194,644)
Income tax expense (benefit)	(2,492)	30,665	1,687	82,548
Net income (loss)	$15,372	$(45,470)	$(185,829)	$(277,192)
Net income (loss) per share:
Basic	$0.06	$(0.19)	$(0.76)	$(1.19)
Diluted	$0.06	$(0.19)	$(0.76)	$(1.19)
Shares used to compute net income (loss) per share:
Basic	249,973	237,421	244,603	232,032
Diluted	260,399	237,421	244,603	232,032

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$473,956	$341,966
Marketable securities	249,493	337,334
Accounts receivable, net	414,209	406,019
Inventories	124,871	123,895
Income tax receivable	6,957	77,882
Prepaid expenses and other current assets	42,325	97,269
Total current assets	1,311,811	1,384,365
Property and equipment, net	106,286	104,908
Goodwill	60,979	51,036
Intangible assets, net	23,620	22,356
Deferred tax assets	4,489	3,990
Other assets	8,362	15,420
Total assets	$1,515,547	$1,582,075
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$251,657	$212,731
Accrued liabilities	437,234	452,137
Deferred revenue	29,400	35,504
Income taxes payable	1,092	928
Total current liabilities	719,383	701,300
Long-term deferred revenue	7,436	6,928
Other liabilities	52,790	49,884
Total liabilities	779,609	758,112

Stockholders’ equity:
Class A and Class B common stock	25	24
Additional paid-in capital	1,055,046	956,060
Accumulated other comprehensive loss	(66)	(9)
Accumulated deficit	(319,067)	(132,112)
Total stockholders’ equity	735,938	823,963
Total liabilities and stockholders’ equity	$1,515,547	$1,582,075

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cash Flows from Operating Activities
Net income (loss)	$15,372	$(45,470)	$(185,829)	$(277,192)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	19	87	56	7,893
Provision for inventory obsolescence	2,809	1,438	11,828	14,833
Depreciation	13,501	11,633	48,889	39,971
Write-off of property and equipment	218	—	7,731	5,250
Amortization of intangible assets	2,060	1,588	7,926	5,722
Amortization of issuance costs and discount on debt	475	74	785	951
Stock-based compensation	23,396	24,325	97,009	91,581
Deferred income taxes	(858)	41,091	(2,548)	173,906
Impairment of equity investment	—	—	6,000	—
Other	(392)	(208)	(1,395)	216
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(88,263)	(145,115)	(8,036)	63,784
Inventories	67,204	12,681	(12,860)	92,129
Prepaid expenses and other assets	2,558	12,393	125,914	(113,111)
Fitbit force recall reserve	(50)	(121)	(445)	(789)
Accounts payable	18,850	36,045	35,207	(86,115)
Accrued liabilities and other liabilities	52,478	104,373	(11,978)	56,172
Deferred revenue	4,027	2,374	(5,622)	(7,472)
Income taxes payable	(5,078)	(1,666)	575	(3,488)
Net cash provided by operating activities	108,326	55,522	113,207	64,241
Cash Flows from Investing Activities
Purchase of property and equipment	(12,706)	(30,959)	(52,880)	(89,160)
Purchases of marketable securities	(104,684)	(103,393)	(353,948)	(597,933)
Sales of marketable securities	1,038	22,600	9,983	42,406
Maturities of marketable securities	75,918	121,949	433,594	622,525
Acquisition, net of cash acquired	(2,250)	—	(19,253)	(556)
Equity investment	—	(6,000)	—	(6,000)
Net cash provided by (used in) investing activities	(42,684)	4,197	17,496	(28,718)
Cash Flows from Financing Activities
Repayment of debt	—	—	(747)	—
Proceeds from issuance of common stock	9,829	5,118	21,470	19,011
Taxes paid related to net share settlement of restricted stock units	(3,752)	(3,572)	(19,436)	(14,376)
Net cash provided by financing activities	6,077	1,546	1,287	4,635
Net increase in cash and cash equivalents	71,719	61,265	131,990	40,158
Effect of exchange rate on cash and cash equivalents	—	20	—	488
Cash and cash equivalents at beginning of period	402,237	280,681	341,966	301,320
Cash and cash equivalents at end of period	$473,956	$341,966	$473,956	$341,966

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Non-GAAP gross profit:
GAAP gross profit	$216,927	$248,597	$603,579	$690,901
Stock-based compensation expense	2,183	2,423	7,312	5,312
Impact of restructuring	—	—	—	37
Intangible assets amortization	1,853	1,516	7,189	5,473
Non-GAAP gross profit	$220,963	$252,536	$618,080	$701,723

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	38.0%	43.6%	39.9%	42.8%
Stock-based compensation expense	0.4	0.3	0.5	0.3
Impact of restructuring	—	—	—	—
Intangible assets amortization	0.3	0.3	0.5	0.3
Non-GAAP gross margin	38.7%	44.2%	40.9%	43.4%

Non-GAAP research and development:
GAAP research and development	$75,946	$90,541	$332,169	$343,012
Stock-based compensation expense	(13,330)	(13,842)	(57,188)	(53,781)
Impact of restructuring	—	—	—	(2,744)
Non-GAAP research and development	$62,616	$76,699	$274,981	$286,487

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$104,518	$145,600	$344,091	$415,042
Stock-based compensation expense	(3,730)	(3,658)	(14,726)	(14,572)
Impact of restructuring	—	—	—	(2,000)
Intangible assets amortization	(135)	—	(451)	—
Non-GAAP sales and marketing	$100,653	$141,942	$328,914	$398,470

Non-GAAP general and administrative expense:
GAAP general and administrative	$25,516	$31,119	$116,627	$133,934
Stock-based compensation expense	(4,153)	(4,402)	(17,783)	(17,188)
Litigation expense	—	(919)	(765)	(3,212)
Impact of restructuring	—	—	—	(1,594)
Intangible assets amortization	(73)	(71)	(286)	(248)
Non-GAAP general and administrative	$21,290	$25,727	$97,793	$111,692

Non-GAAP operating expenses:
GAAP operating expenses	$205,980	$267,260	$792,887	$891,988
Stock-based compensation expense	(21,213)	(21,902)	(89,697)	(85,541)
Litigation expense	—	(919)	(765)	(3,212)
Impact of restructuring	—	—	—	(6,338)
Intangible assets amortization	(208)	(71)	(737)	(248)
Non-GAAP operating expenses	$184,559	$244,368	$701,688	$796,649

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Non-GAAP operating income (loss) and income (loss) before income taxes:
GAAP operating income (loss)	$10,947	$(18,663)	$(189,308)	$(201,087)
Stock-based compensation expense	23,396	24,325	97,009	90,853
Litigation expense	—	919	765	3,212
Impact of restructuring	—	—	—	6,375
Intangible assets amortization	2,061	1,587	7,926	5,722
Non-GAAP operating income (loss)	36,404	8,168	(83,608)	(94,925)
Interest income, net	2,209	1,197	7,808	3,647
Other income (expense), net	(276)	2,661	3,358	2,796
Non-GAAP income (loss) before income taxes	$38,337	$12,026	$(72,442)	$(88,482)

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$15,372	$(45,470)	$(185,829)	$(277,192)
Stock-based compensation expense	23,396	24,325	97,009	90,853
Litigation expense	—	919	765	3,212
Impact of restructuring	—	—	—	6,375
Impairment of equity investment	—	—	6,000	—
Intangible assets amortization	2,061	1,587	7,926	5,722
Income tax effect of non-GAAP adjustments	(4,481)	13,979	25,330	109,887
Non-GAAP net income (loss)	$36,348	$(4,660)	$(48,799)	$(61,143)

GAAP diluted shares	249,973	237,421	244,603	232,032
Other dilutive equity awards	10,426	—	—	—
Non-GAAP diluted shares	260,399	237,421	244,603	232,032
Non-GAAP diluted net income (loss) per share	$0.14	$(0.02)	$(0.20)	$(0.26)

Free cash flow:
Net cash provided by operating activities	$108,326	$55,522	$113,207	$64,241
Purchases of property and equipment	(12,706)	(30,959)	(52,880)	(89,160)
Free cash flow	$95,620	$24,563	$60,327	$(24,919)
Net cash provided by (used in) investing activities	$(42,684)	$4,197	$17,496	$(28,718)
Net cash provided by financing activities	$6,077	$1,546	$1,287	$4,635

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted EBITDA:
Net income (loss)	$15,372	$(45,470)	$(185,829)	$(277,192)
Stock-based compensation expense*	23,396	24,325	97,009	90,853
Litigation expense	—	919	765	3,212
Impact of restructuring	—	—	—	6,375
Impairment of equity investment	—	—	6,000	—
Depreciation and intangible assets amortization	15,561	13,221	56,815	45,693
Interest income, net	(2,209)	(1,197)	(7,808)	(3,647)
Income tax expense (benefit)	(2,492)	30,665	1,687	82,548
Adjusted EBITDA	$49,628	$22,463	$(31,361)	$(52,158)

Stock-based compensation expense:
Cost of revenue	$2,183	$2,423	$7,312	$5,312
Research and development	13,330	13,842	57,188	54,123
Sales and marketing	3,730	3,658	14,726	14,959
General and administrative	4,153	4,402	17,783	17,187
Total stock-based compensation expense*	$23,396	$24,325	$97,009	$91,581
* A portion of stock-based compensation expense for the year ended December 31, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total by function presented in this table compared to the amounts presented in the above tables.

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
United States	$328,416	$330,227	$880,534	$944,052
Americas, excluding United States	44,545	46,674	101,282	116,330
Europe, Middle East, and Africa	149,503	155,090	384,196	440,135
APAC	48,735	38,765	145,971	115,002
Total	$571,199	$570,756	$1,511,983	$1,615,519